Exhibit 99.1

                                   SIGNATURE


          After reasonable inquiry and to the best knowledge and belief of each of the undersigned, each of the undersigned certifies that the information set forth in this statement with respect to such person is true, complete and correct.



Dated:  September 20, 2005


                              BLACKSTONE MANAGEMENT ASSOCIATES IV L.L.C.


                              By:   /s/ Prakash A. Melwani
                                    -----------------------------
                                    Name:  Prakash A. Melwani
                                    Title: Member


                              BLACKSTONE FCH CAPITAL PARTNERS IV L.P.


                              By: Blackstone Management Associates IV L.L.C., its General Partner

                                   By:   /s/ Prakash A. Melwani
                                        -----------------------------
                                        Name:  Prakash A. Melwani
                                        Title: Member


                              BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.


                              By: Blackstone Management Associates IV L.L.C., its General Partner

                                   By:   /s/ Prakash A. Melwani
                                        -----------------------------
                                        Name:  Prakash A. Melwani
                                        Title: Member


                               /s/ Peter G. Peterson
                              -------------------------------
                              Peter G. Peterson


                               /s/ Stephen A. Schwarzman
                              -------------------------------
                              Stephen A. Schwarzman